Exhibit 99.1

IRADIMED CORPORATION Announces First Quarter of 2024 Financial Results and the Declaration of its Regular Quarterly Cash Dividend of $0.15 Per Share

●	Reports record revenue of $17.6 million for the first quarter of 2024.

●	Reports GAAP diluted EPS of $0.32 and non-GAAP diluted EPS of $0.36 for the first quarter of 2024.

●	Reports first quarter of 2024 operating income of $4.7 million, an increase of 18.5 percent compared to the same period in 2023.

●	Declares a regular quarterly cash dividend of $0.15 per common share for the second quarter of 2024, payable May 30, 2024.

Winter Springs, Florida, May 2, 2024 – IRADIMED CORPORATION (the “Company”) (NASDAQ: IRMD) announced today its financial results for the three months ended March 31, 2024. The Company is a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system, and non-magnetic patient vital signs monitoring systems that are designed for use during MRI procedures.

"I am delighted to announce the results of another record quarter, which marks our highest-ever revenue and eleventh consecutive quarter of record revenues. This growth was primarily driven by the continued expansion of our monitoring product line and record disposable and service revenue. Additionally, the vitality of our pump business remains positive, as pump orders booked in the first quarter of 2024 significantly exceeded our internal projections, resulting in a strong backlog of pump orders expected to be shipped in the second quarter of 2024. Operating margins and operating cash flow generation for the first quarter of 2024 remained in line with our expectations and underscore our steadfast dedication to profitable growth,” said Roger Susi, President and Chief Executive Officer of the Company.

“Looking ahead, we are confident in maintaining our strong financial performance. For the second quarter of 2024, we anticipate revenue of $17.6 million to $17.8 million, GAAP diluted earnings per share of $0.33 to $0.36, and non-GAAP diluted earnings per share of $0.36 to $0.39. We reiterate our guidance for the year, expecting to report revenue of $72.0 million to $74.0 million, GAAP diluted earnings per share of $1.37 to $1.47, and non-GAAP diluted earnings per share of $1.52 to $1.62,” added Mr. Susi.

The Company’s Board of Directors declared a regular quarterly cash dividend of $0.15 per share of our outstanding common stock, payable on May 30, 2024 to stockholders of record as of the close of business on May 20, 2024. As announced in December 2023, we will continue a regular quarterly cash dividend subject to business conditions and approval by our Board of Directors in its sole discretion.

For the first quarter ended March 31, 2024, the Company reported revenue of $17.6 million, an increase of $2.1 million, or 13.7 percent, compared to $15.5 million for the first quarter of 2023. Net income increased $0.73 million, or 21.4 percent to $4.1 million, or $0.32 per diluted share for the first quarter of 2024, compared to $3.4 million, or $0.27 per diluted share for the first quarter of 2023.

Non-GAAP net income increased $0.81 million, or 21.2 percent to $4.6 million, or $0.36 per diluted share, for the quarter ended March 31, 2024, and excludes $0.5 million of stock compensation expense, net of tax expense. Non-GAAP net income for the quarter ended March 31, 2023, was $3.8 million, or $0.30 per diluted share, and excludes $0.4 million of stock compensation expense, net of tax.

Revenue Information:

	Three Months Ended
	March 31,
	2024	2023

	(unaudited)
Devices:
MRI Compatible IV Infusion Pump Systems	$5,192,680	$5,538,817
MRI Compatible Patient Vital Signs Monitoring Systems	6,461,658	4,696,818
Ferro Magnetic Detection Systems	249,700	300,589
Total Devices revenue	11,904,038	10,536,224
Disposables, services and other	5,206,950	4,431,741
Amortization of extended warranty agreements	487,131	507,118
Total revenue	$17,598,119	$15,475,083

For the first quarter of 2024, domestic sales were 76.2 percent of total revenue, compared to 77.4 percent for the first quarter of 2023. The gross profit margin was 76.1 percent for the first quarter of 2024, compared to 75.7 percent for the first quarter of 2023.

Cash Flow from Operations

For the three months ended March 31, 2024, cash flow from operations was $3.9 million, compared to $4.6 million for the same period in 2023.

The Company recently began construction on its new facility in Orlando, Florida, and anticipates spending approximately $13 million in cash for its development over the next twelve to fifteen months.

Financial Guidance

For the second quarter of 2024, the Company expects to report revenue of $17.6 million to $17.8 million, GAAP diluted earnings per share of $0.33 to $0.36, and non-GAAP diluted earnings per share of $0.36 to $0.39. For the full year of 2024, the Company expects to report revenue of $72.0 million to $74.0 million, GAAP diluted earnings per share of $1.37 to $1.47, and non-GAAP diluted earnings per share of $1.52 to $1.62.

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax expense, which the Company expects stock-based compensation, net of tax expense, to be approximately $1.9 million and $0.5 million for the full year and first quarter 2024, respectively.

Use of non-GAAP Financial Measures

The Company believes using non-GAAP net income, earnings per share, and free cash flow is helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

We calculate non-GAAP net income as net income excluding:

(1) Stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period;

(2) Operating expenses, net of tax, that we believe are not indicative of the Company’s ongoing core operating performance and;

(3) Infrequent income tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes.

We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for the development of internal software and purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders through various means.

Our non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating our ongoing core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

Iradimed has scheduled a conference call to discuss this release beginning at 11:00 a.m. Eastern Time today, May 2, 2024. Individuals interested in listening to the conference call may do so by registering here, https://register.vevent.com/register/BIa8e7a7f6a1a54f62b666af525d8cefcc. Once registered a dial-in number, a unique PIN, and instructions will be provided to participants.

The conference call will also be available in real-time via the Internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the call's completion.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in developing innovative Magnetic Resonance Imaging (“MRI”) compatible medical devices. We design, manufacture, market, and distribute MRI-compatible medical devices and accessories, disposables, and related services.

We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components that can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts, and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe, and dependable fluid delivery before, during, and after an MRI scan, which is important to critically ill patients who cannot be removed from their vital medications and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI-compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The Iradimed 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The Iradimed 3880 has a compact, lightweight design, allowing it to travel with the patient from their critical care unit to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the Iradimed 3880 include wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The Iradimed 3880 MRI-compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information, please visit www.iradimed.com.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, indicates, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including statements relating to the timing of shipping the backlog of pump orders, the Company’s strong financial performance, future quarterly cash dividends, and the Company’s strategic plans, objectives, and intentions. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that our business plans may change as circumstances warrant.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made, which reflect management’s current estimates, projections, expectations, or beliefs, and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to; potential disruptions in our limited supply chain for our products; the Company’s ability to receive U.S. Food and Drug Administration (“FDA”) 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$45,126,676	$49,762,198
Other current assets	26,758,926	26,238,914
Total current assets	71,885,602	76,001,112
Property and equipment, net	9,451,903	9,288,625
Other assets	6,676,675	6,866,361
Total assets	$88,014,180	$92,156,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,285,366	$1,857,091
Deferred revenue	2,338,414	2,570,407
Dividend payable	—	7,975,997
Other current liabilities	3,992,890	3,923,811
Total current liabilities	7,616,670	16,327,306
Deferred revenue, non-current	2,756,435	2,793,548
Operating lease liability, non-current	1,519,613	1,615,080
Total liabilities	11,892,718	20,735,934
Stockholders’ equity:
Total stockholders’ equity	76,121,462	71,420,164
Total liabilities and stockholders’ equity	$88,014,180	$92,156,098

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,
	2024	2023
Revenue	$17,598,119	$15,475,083
Cost of revenue	4,210,396	3,753,635
Gross profit	13,387,723	11,721,448
Operating expenses:
General and administrative	3,991,211	3,920,510
Research and development	821,000	793,716
Sales and marketing	3,827,165	2,999,976
Total operating expenses	8,639,376	7,714,202
Income from operations	4,748,347	4,007,245
Other income, net	495,154	342,409
Income before provision for income taxes	5,243,501	4,349,655
Provision for income tax expense	1,106,968	943,589
Net income	$4,136,533	$3,406,066
Net income per share:
Basic	$0.33	$0.27
Diluted	$0.32	$0.27
Weighted average shares outstanding:
Basic	12,662,526	12,593,033
Diluted	12,749,973	12,686,699

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended
	March 31,
	2024	2023
Net income	$4,136,533	$3,406,066
Excluding:
Stock-based compensation expense, net of tax expense	496,626	416,272
Non-GAAP net income	$4,633,159	$3,822,338
Weighted-average shares outstanding – diluted	12,749,973	12,686,699
Non-GAAP net income per share – diluted	$0.36	$0.30

Non-GAAP Free Cash Flow

	Three Months Ended
	March 31,
	2024	2023
Net cash provided by operating activities	$3,883,155	$4,646,092
Less:
Capital Expenditures	(478,804)	(6,557,014)	[1]
Free cash flow	$3,404,351	$(1,910,922)

[1] Capital expenditures include the land acquisition of $6.2 million.

Media Contact:

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com